EXHIBIT 10.14

                             TATUM CFO PARTNERS, LLP
                             PROJECT WORK AGREEMENT

National Paint Ball Inc. (the "Company") agrees to engage Tatum CFO Partners, LLP ("Tatum") to perform project services according to the following terms:

I.       PROJECT SERVICES; FEES
         A. Tatum will perform CERTAIN SERVICES AS SPECIFIED AND DIRECTED BY THE COMPANY during the course of this engagement, beginning on May 27, 2002.
         B. The Company will pay Tatum at the rate of $150.00 per hour with a daily maximum of $1,200.00 ("Project Fees").

II.      PAYMENT; DEPOSIT
         A. The Company will pay all amounts owed to Tatum no later than ten (5) days after receipt of invoice. The Company will promptly reimburse Tatum personnel directly for reasonable travel and out-of-pocket business expenses. All reimbursements of expenses will occur within five (5) days of submission of expense reports to the Company.
         B. Tatum shall be entitled to receive all reasonable costs and expenses incidental to the collection of overdue amounts under this agreement, including but not limited to attorneys' fees actually incurred.
         C. The Company agrees to pay Tatum and maintain a security deposit of $10,000 for the Company's future payment obligations to Tatum under this agreement (the "Deposit"). If the Company fails to make any payment due to Tatum within ten (10) days after notice of such failure to pay has been provided to the Company by Tatum, Tatum will apply the Deposit against such outstanding amount to Tatum. If the Company otherwise breaches this agreement and fails to cure such breach as provided in Section IV.C., Tatum will be entitled to apply the Deposit to its damages resulting from such breach. Upon termination, expiration of this agreement, or six months, Tatum will return to the Company the balance of the Deposit remaining after application of any amounts to the Company's unfulfilled payment obligations to Tatum.

III.     TATUM PERSONNEL; RELATIONSHIP OF THE PARTIES
         A. Tatum will assign one or more of its partners (the "Tatum Partner") to perform services for the Company.
         B. The parties agree that Tatum and the Tatum Partner will be serving the Company as independent contractors for all purposes and not as employees or partners of or joint venturers with the Company. Tatum and the Tatum Partner therefore will have control over the order and sequence of project work and the specific hours worked, will have the opportunity for entrepreneurial profit, and will not be subject to Company withholding of income or employment taxes.

         C. The Company acknowledges that Tatum's success in performing the services depends on the participation, cooperation, and support of the Company's most senior management.
         D. Neither Tatum nor any of its partners will be or serve as the chief financial officer, an employee, a manager, any other officer, or a director of the Company. Accordingly, the Company will not give or require the Tatum Partner to use the title "Chief Financial Officer" or any other title that suggests such individual is an officer, director, employee, or manager of the Company, and the Tatum Partner will have no authority or control over the employees of the Company. The Tatum Partner may not sign any documents on behalf of the Company, including but not limited to federal or state securities filings, tax filings, or representations and warranties on behalf of the Company.
         E. Tatum's services will not constitute an audit, review, or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA or other similar state or national professional bodies.
         F. The Company agrees that, at any time during the term of this agreement or during the twelve (12)-month period following termination or expiration of this agreement, the Company will not hire or solicit, or attempt to hire or solicit, any individual who has served as the Tatum Partner for employment with, or engagement as an independent contractor for, the Company or any affiliate of the Company, except in conjunction with the Company signing Tatum's form of Resources Agreement.

IV.      TERMINATION
         A. Effective upon 30 days' advance written notice, either party may terminate this agreement, such termination to be effective on the date specified in the notice, provided that such date is no earlier than 30 days from the date of delivery of the notice. Tatum will continue to render services and will be paid an amount equal to 20 full-time eight-hour workdays of services regardless of which party gives such notice.
          B. Tatum retains the right to terminate this agreement immediately (1) if the Company is engaged in or asks the Tatum Partner to engage in or to ignore any illegal or unethical activity or (2) in the event of the death or permanent disability of the Tatum Partner.
          C. In the event that either party commits a breach of this agreement and fails to cure the same within ten (10) days following delivery by the non-breaching party of written notice specifying the nature of the breach, the non-breaching party will have the right to terminate this agreement immediately effective upon written notice of such termination.
          D. The Project Fees will be prorated for the final pay period based on the number of days in the final pay period up to the effective date of termination or expiration.

V.       STANDARD DISCLAIMERS & LIMITATIONS OF LIABILITY
         A. The Company acknowledges that any information, including any resources delivered through Tatum's proprietary information and technology system, will be provided by Tatum merely as a tool to be used in the discretion of the Company. The Company agrees that reports, projections, or forecasts may be prepared only at the Company's direction and will reflect the Company's own judgment. Tatum makes no representation or warranty as to the accuracy or reliability of reports, projections, or forecasts derived from use of the information it provides, and Tatum will not be liable for any claims of reliance on such reports, projections, forecasts, or information. Tatum disclaims all warranties, either express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose, with regard to all information, applications, and services that it may provide pursuant to this agreement. Tatum will not be liable for any non-compliance of reports, projections, forecasts, or information or services with federal, state, or local laws or regulations.
         B. The Company agrees that, with respect to any claims the Company may assert against Tatum in connection with this agreement or the relationship arising hereunder, Tatum's total liability will not exceed two months of Project Fees.
         C. As a condition for recovery of any liability, the Company must give Tatum written notice of the alleged basis for liability within thirty (30) days of discovering the circumstances giving rise thereto, in order that Tatum will have the opportunity to investigate in a timely manner and, where possible, correct or rectify the alleged basis for liability; provided that the failure of the Company to give such notice will only affect the rights of the Company to the extent that Tatum is actually prejudiced by such failure. In any event, the Company must assert any claim against Tatum within six (6) months after discovery or thirty (30) days after the termination or expiration of this agreement, whichever is earlier.
         D. Tatum will not be liable in any event for incidental, consequential, punitive, or special damages, including without limitation, any interruption of business or loss of business, profit, or goodwill.

VI.      INDEMNITY; JOINT DEFENSE; ARBITRATION
         A. The Company agrees to indemnify Tatum to the full extent permitted by law for any losses, costs, damages, and expenses, including reasonable attorneys' fees, as they are incurred, in connection with (1) any cause of action, suit, or other proceeding arising in connection with Tatum's engagement by the Company under this agreement, Tatum's provision of services to the Company, or the Company's use of any analyses or information provided by Tatum, and (2) any legal proceeding in which Tatum may be required or agree to participate. This indemnity will not apply to Tatum's gross negligence or willful misconduct or to actions taken by Tatum in bad faith. If the Company and Tatum are defendants in any action, suit, or other proceeding, the defense of Tatum will be conducted by counsel selected by the Company, unless, upon advice of Tatum's counsel, Tatum would not be adequately represented by the Company's counsel because of a conflict of interest or inability to present a defense that would otherwise be available to Tatum if separately represented, in which case Tatum may be represented by counsel of its own choosing. Without the written consent of Tatum, the Company may not consent to the entry of any judgment with respect to the matter or enter into any settlement that does not include a provision by which the plaintiff or claimant in the matter releases Tatum from all liability with respect to the matter.
          B. If the parties are unable to resolve any dispute between them arising out of or in connection with this agreement, either party may refer the dispute to arbitration by a single arbitrator selected by the parties according to the rules of the American Arbitration Association ("AAA"), and the decision of the arbitrator will be final and binding on both parties. Such arbitration will be conducted by the Charlotte office of the AAA and governed by South Carolina law. In the event that the parties fail to agree on the selection of the arbitrator within thirty (30) days after either party's request for arbitration under this Section VI.C., the arbitrator will be chosen by AAA. The arbitrator may in his discretion order documentary discovery, but in no event may depositions be taken. The arbitrator will have no authority to award punitive damages. Judgment on the award of the arbitrator may be entered in and enforced by any court of competent jurisdiction. The arbitrator will have no authority to award damages in excess or in contravention of
                  Section V.B. or V.D. or this Section VI.C. and may not amend or disregard any provision of Section V.B. or V.D. or this
                  Section VI.C. Notwithstanding the foregoing, no issue related to the ownership of intellectual property will be subject to arbitration but will instead be subject to determination by a court of competent jurisdiction.
VII.     MISCELLANEOUS PROVISIONS
          A.       The   provisions  concerning  payment  of  the  Project Fees,
                   indemnification, limitation of liability, nonsolicitation, and arbitration will survive the expiration or any termination of this agreement.
          B. Neither the Company nor Tatum will be deemed to have waived any rights or remedies accruing under this agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy.
          C. This agreement will be governed by and construed in all respects in accordance with the laws of the State of South Carolina, without giving effect to conflicts-of-laws principles.
          D. The terms of this agreement are severable, and they may not be amended except in writing signed by Tatum and the Company. If any portion of this agreement is found to be unenforceable, the rest of the agreement will be enforceable except to the extent that the severed provision deprives either party of a substantial portion of its bargain. This agreement binds and benefits the successors of Tatum and the Company.
          E. This agreement contains the entire agreement between Tatum and the Company, superseding any prior oral or written statements or agreements.

          F. Each person signing below is authorized to sign on behalf of the party indicated, and in each case such signature is the only one necessary.
          G.       The mailing address for payments by the Company is:

                   TATUM CFO PARTNERS, LLP
                   P.O BOX 931677
                   ATLANTA, GEORGIA 31193-1677

          H. Wire transfer instructions for payment of the Deposit (and Project Fees if direct deposit is unavailable) are:

                   Bank Name: First Union National Bank of Georgia
                   Branch:  Atlanta
                   Routing Number: 061 000 227
                   Account Name: TATUM CFO PARTNERS, LLP
                   Account Number: 202 000 071 645 3



NATIONAL PAINT BALL INC.                    TATUM CFO PARTNERS, LLP

/s/ R. Fairbanks                            /s/ Robert DeGarmo
-----------------------------               -----------------------------
Signature                                   Signature

Richard Fairbanks, President                Robert DeGarmo

-----------------------------               -----------------------------
Date signed                                 Date signed